Skinny Nutritional Corp. Completes Acquisition of “Skinny” Trademarks

BALA CYNWYD, PA. JULY 13TH, 2009--- SKINNY NUTRITIONAL CORP. (OTCBB: SKNY), today announced it has completed its acquisition of the trademark “Skinny Water®” and a number of other related “Skinny” Marks from Peace Mountain Natural Beverages Corporation.

Ron Wilson, Chief Executive Officer stated “We are excited to complete this transaction to acquire the “Skinny Water®” and related trademarks. The related marks include Skinny Teas, Skinny Smoothies, Skinny Shakes, Skinny Java, and others.  We expect that owning these assets directly will have a significant positive impact on our gross margins and provide us with greater flexibility in building the “Skinny” brand.

The Skinny Water lineup features six great tasting flavors, including Acai Grape Blueberry (Hi-Energy), Raspberry Pomegranate (Crave Control), Orange Cranberry Tangerine (Wake Up) Goji Fruit Punch (Shape), Lemonade Passionfruit (Total-V), and Peach Mango Mandarin (XXX-Detox). Every bottle of Skinny Water has calcium, potassium, and EGCG and has zero calories, sugar, sodium, no preservatives, and all natural colors and flavors.

About Skinny Nutritional Corp.

Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp. is the exclusive worldwide distributor of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water. Skinny Water comes in six great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Tea®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Skinny Nutritional Corp.
Don McDonald
CFO
610-784-2000 Ext 103
DON@SKINNYCO.COM